UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 2, 2008

GPS INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State of Incorporation)

000-30104	88-0350120
(Commission File Number)	(I.R.S. Employer Identification No.)

5500 - 152nd Street, #214, Surrey, BC Canada	V3S 5J9
(Address of Principal Executive Offices)	(Zip Code)

(604) 576-7442

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01 Entry Into a Material Definitive Agreement

On May 2, 2008, GPS Industries, Inc and Silicon Valley Bank (“SVB”) entered into an amendment (the “First Amendment”) to a Loan and Security Agreement dated February 28, 2008 (the “Loan Agreement”) pursuant to which SVB agreed to make available to the Company advances (the “Credit Facility”) under a revolving line of credit of up to $6.5 million, an increase of $3.5 million from the Loan Agreement. In the First Amendment, SVB agreed to forbear from exercising its rights and remedies against the Company relating to the current default on the Loan Agreement due to the death of Douglas Wood until July 31, 2008. All other terms and conditions remain the same as in the Loan Agreement. The increased obligations of the Company under the Credit Facility are guaranteed by Great White Shark Enterprises LLC, (“GWSE”), a major shareholder, whereby GWSE will pledge cash collateral in the form of Certificates of Deposit placed on deposit at SVB. The increase is initially limited to $2.0 million with the ability to increase to $3.5 million with an equal amount of security to be pledged by GWSE. Interest on the loan from SVB bears interest at prime plus 1% payable monthly. Bart Collins, the President of GWSE, is a director of the Company.

As consideration for GWSE pledging the security pursuant to a pledge agreement (the “Pledge Agreement”), the Company and GWSE have entered a Facility Fee Agreement whereby the Company agrees to pay to GWSE all fees and other amounts payable under the terms of the Agreements including the First Amendment including a facility fee (the “Facility Fee”) equal to the difference between the interest yield earned on all the certificates of deposit purchased by GWSE and pledged to SVB pursuant to the Pledge Agreement and 7%, such that GWSE receives a net annual interest rate of 7%. The Facility Fee accrues monthly and is payable quarterly beginning July 31, 2008.

In addition, pursuant to an Inter-Creditor Agreement, GWSE, Hansen Inc. and the Estate of Douglas Wood have agreed to share pari passu a security position in the event of default by the Company.

Funds under the Credit Facility will be used for general working capital purposes.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated into this Item 2.03.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to Loan and Security Agreement between Silicon Valley Bank and GPS Industries, Inc.

10.2	Facility Fee Agreement between GPS Industries, Inc. and Great White Shark Enterprises, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 7th day of May 2008.

By:	/s/ Joe Miller
Joe Miller
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amendment to Loan and Security Agreement between Silicon Valley Bank and GPS Industries, Inc.

10.2	Facility Fee Agreement between GPS Industries, Inc. and Great White Shark Enterprises, LLC.